UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2012

THE J. M. SMUCKER COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-5111	34-0538550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Strawberry Lane, Orrville, Ohio		44667-0280
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-682-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Clawback of Incentive Compensation Policy

On April 19, 2012, the Board of Directors (the "Board") of The J. M. Smucker Company (the "Company") adopted a Clawback of Incentive Compensation Policy (the "Clawback Policy"), effective as of April 30, 2012 (the "Effective Date"), for the recoupment of incentive-based compensation granted on or after the Effective Date ("Incentive Awards") from its current or former executive officers under certain circumstances. Pursuant to the Clawback Policy, the Company may demand repayment of any incentive-based compensation paid or granted to an "executive officer" of the Company, as such term is defined in accordance with Section 10D of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the event of a required accounting restatement of a financial statement of the Company (whether or not based on misconduct) due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws. Under the Clawback Policy, the Company may recover such amount of an Incentive Award as it deems appropriate, including the amount or number of shares of any Incentive Award in excess of the amount or number of shares that would have been paid or distributed (or if no amount or shares would have been paid or distributed, then the entire amount or number of shares) according to the financial statements, as restated. The foregoing description of the Clawback Policy is qualified in its entirety by reference to the full text of the Clawback Policy, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Adoption of Policy — Payment of Tax Gross-Ups

Also on April 19, 2012, the Board adopted a Policy — Payment of Tax Gross-Ups (the "Tax Gross-Up Policy"), also effective as of the Effective Date, setting forth the Company’s policy with respect to gross-up payments for certain tax obligations incurred by the "executive officers" of the Company, as such term is defined in Rule 3b-7 of the Exchange Act (each, a "Covered Employee"). Except as otherwise set forth in the Tax Gross-Up Policy, on or after the Effective Date, neither the Company nor any of its subsidiaries or affiliates will (i) enter into any plan, program, agreement or arrangement providing for a 280G Gross-Up Payment or a Benefit Gross-Up Payment to any Covered Employee or (ii) otherwise make a 280G Gross-Up Payment or Benefit Gross-Up Payment to any Covered Employee.

For purposes of the Tax Gross-Up Policy, the term "280G Gross-Up Payment" means a tax gross-up payment relating to the excise tax imposed upon a Covered Employee pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on "excess parachute payments" (as defined in Section 280G of the Code), or any federal, state, local or foreign taxes imposed upon the Covered Employee as a result of the excess parachute payment, including the amount of any additional taxes imposed due to the Covered Employee’s payment of the initial taxes on such excess parachute payment.

For purposes of the Tax Gross-Up Policy, the term "Benefit Gross-Up Payment" means a tax gross-up payment relating to any federal, state, local or foreign taxes imposed upon a Covered Employee as a result of perquisites, benefits or other compensation (including, but not limited to, financial and tax planning assistance, relocation benefits, reimbursement for specified club dues and expenses, annual examinations and personal use of Company aircraft) paid or made available to the Covered Employee by the Company or its subsidiaries or affiliates, including the amount of additional taxes imposed upon such Covered Employee due to the Covered Employee’s payment of the initial taxes on such compensation.

The foregoing description of the Tax Gross-Up Policy is qualified in its entirety by reference to the full text of the Tax Gross-Up Policy, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Approval of New Forms of Restricted Stock Agreement and Deferred Stock Units Agreement

Also on April 19, 2012, the Executive Compensation Committee of the Board approved new forms of the award agreements for restricted stock and deferred stock units (the "New Form Agreements") to be issued pursuant to The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan. The New Form Agreements update prior form agreements to include references to, and acknowledgements of, the Clawback Policy and to make certain other conforming changes. The foregoing description of the New Form Agreements is qualified in its entirety by reference to the full text of the form of restricted stock agreement and form of deferred stock units agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Exhibit Description
10.1 Form of Restricted Stock Agreement
10.2 Form of Deferred Stock Units Agreement
99.1 Clawback of Incentive Compensation Policy
99.2 Policy — Payment of Tax Gross-Ups

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

April 20, 2012	By:	/s/ Jeannette L. Knudsen

Name: Jeannette L. Knudsen
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10	Form of Restricted Stock Agreement
10	Form of Deferred Stock Unit Agreement
99	Clawback of Incentive Compensation Policy
99	Policy - Payment of Tax Gross-Ups